Exhibit 10.3

FIRST AMENDMENT TO COMBINED CREDIT AGREEMENTS

THIS FIRST AMENDMENT TO COMBINED CREDIT AGREEMENTS, dated as of January 30, 2007 (this “Amendment”), is by and among STORM CAT ENERGY CORPORATION, a company incorporated under the laws of the Province of British Columbia, Canada (the “Canadian Borrower”), STORM CAT ENERGY (USA) CORPORATION, a Colorado corporation (the “U.S. Borrower”), JPMORGAN CHASE BANK, N.A., as Global Administrative Agent (in such capacity, the “Global Administrative Agent”) and the sole financial institution a party to the U.S. Credit Agreement as a Lender thereunder (in such capacity, the “U.S. Lender”), JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Canadian Administrative Agent (in such capacity, the “Canadian Administrative Agent”) and the sole financial institution a party to the Canadian Credit Agreement as a Lender thereunder (in such capacity, the “Canadian Lender,” and together with the U.S. Lender, the “Combined Lenders”).

WITNESSETH:

1.               The U.S. Borrower, the Canadian Borrower (as the parent entity of the U.S. Borrower), the Global Administrative Agent, and the U.S. Lender are parties to that certain Credit Agreement dated as of July 28, 2006 (as previously amended by that certain First Amendment to Credit Agreement dated as of August 29, 2006, the “U.S. Credit Agreement”), pursuant to which the U.S. Lender agreed to make loans to, and extensions of credit on behalf of, the U.S. Borrower.

2.               The Canadian Borrower, the Global Administrative Agent, the Canadian Administrative Agent, and the Canadian Lender are parties to that certain Credit Agreement dated as of July 28, 2006 (the “Canadian Credit Agreement,”  and together with the U.S. Credit Agreement, the “Combined Credit Agreements”), pursuant to which the Canadian Lender agreed to make loans to, and extensions of credit on behalf of, the Canadian Borrower.

3.               The parties to the Combined Credit Agreements intend to amend the Combined Credit Agreements as follows:

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

I.               Amendments to U.S. Credit Agreement.

A.             Section 1.1 of the U.S. Credit Agreement is hereby amended by inserting the following definitions to such Section:

“Permitted Subordinated Debt” means subordinated unsecured Indebtedness of Parent resulting from the issuance by Parent of its (a) Series A Subordinated Convertible Notes due March 31, 2012, and (b) Series B Subordinated Convertible Notes due March 31, 2012, in an aggregate outstanding principal balance at any time of not greater than $50,195,000, a portion of the proceeds of which shall be used to repay in full the Indebtedness evidenced by the Secured Bridge Note, and which Indebtedness (i) has a coupon rate of not greater than 9.25%, (ii) has a due date not earlier than March 31, 2012, (iii) is not subject to negative covenants, financial covenants or events of default (or other provisions which have the same effect as negative covenants, financial covenants or events of default) which have not been approved by the Global Administrative Agent, and (iv) is subordinated to the

Obligations on terms acceptable to the Global Administrative Agent, including, without limitation, pursuant to the terms of the Subordination Agreement.

“Permitted Subordinated Debt Documents” means, collectively, all note purchase agreements, indentures, promissory notes, guarantees or other documents or instruments issued, given or delivered in connection with, evidencing and/or otherwise pertaining to, the Permitted Subordinated Debt.

“Subordination Agreement” means that certain Subordination and Intercreditor Agreement executed by and among the Global Administrative Agent, the Canadian Administrative Agent, the Combined Lenders, Parent, Borrower and the Noteholders (as therein defined) party thereto, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, and in accordance with the terms of the Loan Documents. Notwithstanding anything to the contrary contained in this Agreement, the terms “Canadian Loan Documents” and “Loan Document” shall each include the Subordination Agreement.

B.              The definitions of “Change in Control” and “Restricted Payments” contained in Section 1.1 of the U.S. Credit Agreement are hereby amended to read in full as follows:

“Change in Control” means (a) the failure of Parent to own, directly or indirectly, 100% of the Equity Interests of Borrower or any other Loan Party, (b) a “Change in Control” under the Canadian Credit Agreement, or (c) a “Change of Control” (or similar defined term) under any Permitted Subordinated Debt Document.

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other Property, real, personal or mixed) with respect to any Equity Interests in Borrower, Parent or any Restricted Subsidiary, (b) any payment (whether in cash, securities or other Property, real, personal or mixed), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in Borrower, Parent or any Restricted Subsidiary or any option, warrant or other right to acquire any such Equity Interests in Borrower, Parent or any Restricted Subsidiary, or (c) the retirement, redemption, defeasance, repurchase, prepayment or payment by Parent or any Loan Party of any part of the principal of the Permitted Subordinated Debt (other than, for the sake of clarity, the conversion of any Subordinated Note (as defined in the Subordination Agreement) into common shares of Parent) at any time prior to the termination of all Combined Commitments and the payment and performance in full of the Combined Obligations, or otherwise in breach or violation of the terms of the Subordination Agreement.

C.              Section 2.10 of the U.S. Credit Agreement is hereby amended by inserting the following Subsection 2.10(e) after Subsection 2.10(d):

“               (e)           Notwithstanding any other provision of this  Section 2.10, if at any time Parent or Borrower becomes obligated to pay or prepay all or part of the Permitted Subordinated Debt, Borrower shall, prior to any payment or prepayment of the Permitted Subordinated Debt, prepay the Loans and reduce the Commitments in full.”

D.              Section 3.3 of the U.S. Credit Agreement is hereby amended by revising the current

Section 3.3 to read in full as follows:

“Section 3.3 Approvals: No Conflicts. The execution, delivery and performance by Borrower and Parent of this Agreement and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Loan Party of each Loan Document executed or to be executed by such other Loan Party, (a) do not require any Governmental Approval or third party approvals, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable Governmental Rule or the Organic Documents of Borrower, Parent or any such other Loan Party or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument (including, without limitation, any Permitted Subordinated Debt Document) binding upon Borrower, Parent or any such other Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by Borrower, Parent or any such other Loan Party, and (d) will not result in the creation or imposition of any Lien on any asset of Borrower, Parent or any such other Loan Party, except Liens created under the Loan Documents.”

E.              Section 5.1 of the U.S. Credit Agreement is hereby amended by (a) deleting the “and” at the end of Subsection (f) thereof, (b) deleting the period at the end of Subsection (g) thereof, and inserting in lieu of such period a semi-colon, and (c) adding thereto new Subsections (h) and (i) which shall read in full as follows:

“(h) Promptly upon the closing and consummation of any issuance of Permitted Subordinated Debt, a true and correct copy of each material Permitted Subordinated Debt Document executed, given and/or delivered in connection therewith; and

(i) Promptly after such delivery or receipt, copies of any financial or other report or notice delivered to, or received from, any holders of Permitted Subordinated Debt, which report or notice has not been delivered to the Global Administrative Agent and Lenders hereunder.”

F.              Section 6.2 of the U.S. Credit Agreement is hereby amended to read in full as follows:

“Section 6.2 Ratio of Current Assets to Current Liabilities.  As of the end of any fiscal quarter, commencing with the fiscal quarter ending March 31, 2007, Parent will not permit its ratio of Current Assets to Current Liabilities to be less than 1.00 to 1.00.”

G.                Section 7.1 of the U.S. Credit Agreement is hereby amended by (a) deleting the “and” at the end of Subsection (xi) thereof, (b) deleting the period at the end of Subsection (xii) thereof, and inserting in lieu of such period a semi-colon, and (c) adding thereto a new Subsection (xiii) which shall read in full as follows:

“(xiii) Permitted Subordinated Debt.”

H.               Section 8.1 of the U.S. Credit Agreement is hereby amended by adding thereto new Subsections (m) and (n) which shall read in full as follows:

“(m) Default under Permitted Subordinated Debt Documents. Any default or event of default shall occur under any Permitted Subordinated Debt Document, which such default or event of default shall continue unremedied prior to the expiration of any applicable period of grace or cure under the applicable Permitted Subordinated Debt Document.

(n) Subordination. All or any portion of the Permitted Subordinated Debt shall cease, for any reason, to be validly subordinated to the Combined Obligations, as provided in the Subordination Agreement, or any holder of Permitted Subordinated Debt or any Loan Party, or any affiliate thereof, shall so assert in writing.”

II.               Amendments to Canadian Credit Agreement.

A.               Section 1.1 of the Canadian Credit Agreement is hereby amended by inserting the following definitions to such Section:

“Permitted Subordinated Debt” means subordinated unsecured Indebtedness of Borrower resulting from the issuance by Borrower of its (a) Series A Subordinated Convertible Notes due March 31, 2012, and (b) Series B Subordinated Convertible Notes due March 31, 2012, in an aggregate outstanding principal balance at any time of not greater than $50,195,000, and which Indebtedness (i) has a coupon rate of not greater than 9.25%, (ii) has a due date not earlier than March 31, 2012, (iii) is not subject to negative covenants, financial covenants or events of default (or other provisions which have the same effect as negative covenants, financial covenants or events of default) which have not been approved by the Global Administrative Agent, and (iv) is subordinated to the Obligations on terms acceptable to the Global Administrative Agent, including, without limitation, pursuant to the terms of the Subordination Agreement.

“Permitted Subordinated Debt Documents” means, collectively, all note purchase agreements, indentures, promissory notes, guarantees or other documents or instruments issued, given or delivered in connection with, evidencing and/or otherwise pertaining to, the Permitted Subordinated Debt.

“Subordination Agreement” means that certain Subordination and Intercreditor Agreement executed by and among the Global Administrative Agent, the Canadian Administrative Agent, the Combined Lenders, Borrower, U.S. Borrower and the Noteholders (as therein defined) party thereto, as amended, supplemented, restated or otherwise modified from time to time in accordance with the Loan Documents. Notwithstanding anything to the contrary contained in this Agreement, the terms “Loan Document” and “U.S. Loan Documents” shall each include the Subordination Agreement.

B.              The definition of “Change in Control” contained in Section 1.1 of the Canadian Credit Agreement is hereby amended to read in full as follows:

“Change in Control” means (a) the failure of Borrower to own or control, directly or indirectly, 100% of the outstanding Equity Interests of any other Loan Party, (b) a “Change in Control” under the U.S. Credit Agreement, or (c) a “Change of Control” (or similar defined term) under any Permitted Subordinated Debt Document.

C.              Section 2.10 of the Canadian Credit Agreement is hereby amended by inserting the following Subsection 2.10(e) after Subsection 2.10(d):

“                 (e)    Notwithstanding any other provision of this Section 2.10, if at any time Borrower becomes obligated to pay or prepay all or part of the Permitted Subordinated Debt, Borrower shall, prior to any payment or prepayment of the Permitted Subordinated Debt, prepay the Loans and reduce the Commitments in full.”

D.              Section 3.3 of the Canadian Credit Agreement is hereby amended by revising the current Section 3.3 to read in full as follows:

“Section 3.3 Approvals; No Conflicts. The execution, delivery and performance by Borrower of this Agreement and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Loan Party of each Loan Document executed or to be executed by such other Loan Party, (a) do not require any Governmental Approval or third party approvals, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable Governmental Rule or the Organic Documents of Borrower or any such other Loan Party or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument (including, without limitation, any Permitted Subordinated Debt Document) binding upon Borrower or any such other Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by Borrower or any such other Loan Party, and (d) will not result in the creation or imposition of any Lien on any asset of Borrower or any such other Loan Party, except Liens created under the Loan Documents.”

E.              Section 8.1 of the Canadian Credit Agreement is hereby amended by adding thereto new Subsections (1) and (m) which shall read in full as follows:

“(1) Default under Permitted Subordinated Debt Documents. Any default or event of default shall occur under any Permitted Subordinated Debt Document, which such default or event of default shall continue unremedied prior to the expiration of any applicable period of grace or cure under the applicable Permitted Subordinated Debt Document.

(m) Subordination. All or any portion of the Permitted Subordinated Debt shall cease, for any reason, to be validly subordinated to the Combined Obligations, as provided in the Subordination Agreement, or any holder of Permitted Subordinated Debt or any Loan Party, or any affiliate thereof, shall so assert in writing.”

III.             Global Borrowing Base.

(a)             The Global Administrative Agent and the Combined Lenders shall have the right, in connection with the issuance of any Permitted Subordinated Debt, to reduce the Global Borrowing Base and the U.S. Borrowing by an amount agreed to by the Global Administrative Agent and the Combined Lenders in accordance with their customary practices and standards for oil and gas loans and in the exercise of their sole and reasonable discretion. In connection with any such reduction, the Global Administrative Agent shall promptly notify Borrower, the Canadian Borrower and the Combined Lenders of the new Global Borrowing Base and U.S. Borrowing Base as so reduced, which new Global Borrowing Base and U.S. Borrowing Base shall be effective as of the date specified in such notice. Upon receipt of such notice from the Global Administrative Agent, the U.S. Borrower shall designate the Allocated U.S. Borrowing Base and the Allocated Canadian Borrowing Base to the Global Administrative Agent in accordance with Section 2.7(d) of the U.S. Credit Agreement.

(b)             If either a Global Borrowing Base Deficiency or a U.S. Borrowing Base Deficiency occurs as a result of this Section III, then U.S. Borrower and Canadian Borrower shall, within one (1) Business Day following receipt of the notice described in clause (a) above, prepay Combined Loans in an aggregate principal amount equal to such deficiency, together with interest on the principal amount paid accrued to the date of such prepayment. The parties hereto hereby agree that any redetermination of the Global Borrowing Base and U.S. Borrowing Base provided in this Section III shall not be deemed a discretionary redetermination of the Global Borrowing Base or U.S. Borrowing Base for purposes of Section 2.7(e) of the U.S. Credit Agreement.

IV.             Consent and Waiver. U.S. Borrower and Canadian Borrower have requested that the Combined Lenders (a) consent to the issuance and incurrence of the Permitted Subordinated Debt (such issuance and incurrence being referred to herein as the “Subject Transaction”), and (b) waive (i) any provision of the Combined Credit Agreements and the other Combined Loan Documents to the extent such provisions prohibit the consummation of the Subject Transaction, and (ii) any and all remedies and other rights under the Combined Credit Agreements and the other Combined Loan Documents in respect of any Default or Event of Default (as defined under each Combined Credit Agreement) to the extent, but only to the extent, occurring solely from the consummation of the Subject Transaction. In reliance on the representations, warranties, covenants and agreements contained in the Combined Credit Agreements and this Amendment, each Combined Lender hereby (x) consents to the Subject Transaction, and (y) waives (i) any provision of the Combined Credit Agreements and the other Combined Loan Documents to the extent such provisions prohibit the consummation of the Subject Transaction, and (ii) any and all remedies and other rights under the Combined Credit Agreements and the other Combined Loan Documents in respect of any Default or Event of Default (as defined under each Combined Credit Agreement) to the extent, but only to the extent, occurring solely from the consummation of the Subject Transaction. The consent and waiver contained in this Section IV are limited solely to the Subject Transaction, and the applicable provisions of the Combined Credit Agreements and the other Combined Loan Documents to the extent they prohibit the consummation of, or provide rights and remedies in respect of the consummation of, such transaction. Nothing contained herein shall be deemed (1) a consent to any action other than the consummation of the Subject Transaction, or (2) a waiver of any provisions of the Combined Credit Agreements or any other Combined Loan Document except to the extent any such provision prohibits the consummation of, or provides rights and remedies in respect of the consummation of, the Subject Transaction.

V.              Effectiveness. This Amendment shall become effective as of the date (the “Effective Date”) when the Global Administrative Agent shall have received (a) counterparts hereof duly executed by the U.S. Borrower, the Canadian Borrower, the Global Administrative Agent, the Canadian Administrative Agent and the Combined Lenders (or, in the case of any party as to which an executed counterpart shall not have been received, telegraphic, telex, or other written confirmation from such party of execution of a counterpart hereof by such party) and (b)

counterparts of the Subordination Agreement duly executed by the U.S. Borrower, the Canadian Borrower, the Global Administrative Agent, the Canadian Administrative Agent, the Combined Lenders and each holder of Permitted Subordinated Debt.

VI.             Reaffirmation of Representations and Warranties. To induce the Combined Lenders, the Global Administrative Agent and the Canadian Administrative Agent to enter into this Amendment, the U.S. Borrower and the Canadian Borrower hereby reaffirm, as of the date hereof, the following:

A.             The representations and warranties of each Loan Party (as such term is defined in the U.S. Credit Agreement and the Canadian Credit Agreement, collectively, the “Combined Loan Parties”) set forth in the Combined Loan Documents to which it is a party are true and correct on and as of the date hereof (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects as of such date).

B.              Each of the Combined Loan Parties (a) is a corporation, partnership or limited liability company duly incorporated or organized (as applicable), validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, (b) has all corporate, partnership or limited liability company power (as applicable) and all material governmental licenses, authorizations, consents and approvals required to carry on its businesses as now conducted and as proposed to be conducted, and (c) is duly qualified to transact business as a foreign corporation, partnership or limited liability company in each jurisdiction where a failure to be so qualified would reasonably be expected to have a Material Adverse Effect.

C.              The execution, delivery and performance of this Amendment and the other Combined Loan Documents by each Combined Loan Party (to the extent each Loan Party is a party to this Agreement and such Loan Documents) (a) are within such Loan Party’s corporate, partnership or limited liability company powers, (b) when executed will be duly authorized by all necessary corporate, partnership or limited liability company action, (c) require no action by or in respect of, or filing with, any Governmental Authority (other than (i) actions or filings pursuant to the Exchange Act and (ii) actions or filings that have been taken or made and are in full force and effect) and (d) do not contravene, or constitute a default under, any provision of applicable Governmental Rule (including, without limitation, Regulation U) or of the articles or certificate of incorporation, bylaws, regulations, partnership agreement or comparable charter documents of any Combined Loan Party or of any agreement, judgment, injunction, order, decree or other instrument (including, without limitation, any Permitted Subordinated Debt Document) binding upon any Combined Loan Party or result in the creation or imposition of any Lien on any Borrowing Base Property or Collateral other than the Liens securing the Combined Obligations.

D.              This Amendment and each of the other Combined Loan Document constitutes, or when executed and delivered will constitute, valid and binding obligations of each Combined Loan Party which is a party thereto, enforceable against each such Combined Loan Party which executes the same in accordance with its terms except as the enforceability thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, or similar Governmental Rules affecting creditors’ rights generally, and (b) equitable principles of general applicability (whether enforcement is sought by proceedings at law or in equity).

E.              Neither a Default nor an Event of Default has occurred or will exist under either Combined Credit Agreement after giving effect to the transactions contemplated by this

Amendment or the other Combined Loan Documents. Neither the U.S. Borrower or any of its Subsidiaries nor the Canadian Borrower or any of its Subsidiaries is in default under, nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default under, any material agreement to which the U.S. Borrower or any of its Subsidiaries or the Canadian Borrower or any of its Subsidiaries is a party or by which the U.S. Borrower or any of its Subsidiaries or the Canadian Borrower or any of its Subsidiaries is bound, which default would reasonably be expected to have a Material Adverse Effect. The Canadian Borrower and the U.S. Borrower are in compliance with the financial covenants set forth in Article VI of the U.S. Credit Agreement.

F.              No event or events have occurred since December 31, 2005 which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

VII.           Defined Terms. Except as amended hereby, terms used herein when defined in the U.S. Credit Agreement shall have the same meanings herein unless the context otherwise requires.

VIII.          Reaffirmation of Combined Credit Agreements. This Amendment shall be deemed to be an amendment to the Combined Credit Agreements, and the Combined Credit Agreements, as amended hereby, are hereby ratified, approved and confirmed in each and every respect. All references to the Combined Credit Agreements herein and in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Combined Credit Agreements as amended hereby.

IX.            Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

NOTWITHSTANDING THE FOREGOING SENTENCE AND AFTER GIVING EFFECT TO THE TEXTUAL AMENDMENTS CONTAINED IN SECTIONS I AND II OF THIS AMENDMENT, (i) THE U.S. CREDIT AGREEMENT (AS AMENDED HEREBY) SHALL CONTINUE TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW SPECIFIED IN SECTION 10.9(a) OF THE U.S. CREDIT AGREEMENT, AND (ii) THE CANADIAN CREDIT AGREEMENT (AS AMENDED HEREBY) SHALL CONTINUE TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW SPECIFIED IN SECTION 10.9(a) OF THE CANADIAN CREDIT AGREEMENT.

X.              Severability of Provisions. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

XI.            Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy (or other electronic transmission acceptable to the Global Administrative Agent) shall be effective as delivery of a manually executed counterpart of this Amendment.

XII.           Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

XIII.          Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither the U.S. Borrower nor the Canadian Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Global Administrative Agent, each Issuing Bank and each Combined Lender (and any attempted assignment or transfer by either the U.S. Borrower or the Canadian Borrower without such consent shall be null and void).

XIV.         No Oral Agreements. THIS AMENDMENT, THE COMBINED CREDIT AGREEMENTS, AS AMENDED HEREBY, AND THE OTHER COMBINED LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the U.S. Borrower, the Canadian Borrower, the Combined Lenders, the Global Administrative Agent, and the Canadian Administrative Agent have executed this Amendment as of the date first above written.

U.S. BORROWER

STORM CAT ENERGY (USA) CORPORATION

By:	/s/ Paul Wiesner
Name:	Paul Wiesner
Title	CFO/Secretary

CANADIAN BORROWER

STORM CAT ENERGY CORPORATION

By:	/s/ Paul Wiesner
Name:	Paul Wiesner
Title	CFO/Secretary

AGENTS AND COMBINED LENDERS

JPMORGAN CHASE BANK, N.A., as Global
Administrative Agent and as a U.S. Lender

By:	/s/ J. Scott Fowler
J. Scott Fowler,
Senior Vice President

JPMORGAN CHASE BANK, N.A.,
TORONTO BRANCH,
as Canadian Administrative Agent and as a Canadian
Lender

By:	/s/ J. Scott Fowler
Name:	J. Scott Fowler
Title	Senior Vice President